Exhibit 10.12

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of the date set forth on the signature page hereto, by and between Cyber Supply Inc., a Nevada corporation (the “Company”), and the director and/or officer whose name appears on the signature page of this Agreement (“Indemnitee”).

RECITALS

A.                Highly competent persons are becoming more reluctant to serve as directors or officers or in other capacities unless they are provided with reasonable protection through insurance or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporations.

B.                 The Board of Directors of the Company (the “Board” or the “Board of Directors”) has determined that the Company should act to assure its directors and officers that there will be increased certainty of such protection in the future.

C.                 It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law and by the Company's certificate of incorporation and by-laws (as either are amended from time to time, collectively, “Charter Documents”) so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

D.                Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                  Definitions.  For purposes of this Agreement:

(a)                “Affiliate” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided  that  direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast fifty percent (50%) or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

(b)               “Change in Control” shall mean the occurrence of any of the following events:

Indemnification Agreement

(i)         any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of either the then-outstanding shares of common stock of the Company (“Outstanding Common Stock”) or the combined voting power of the Company's then outstanding securities (“Outstanding Company Voting Securities”);

(ii)        at any time during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii), or (iv) of this subsection (a) or whose initial assumption of office occurred as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Company) whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)       consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”) unless, in each case, following such Business Combination (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that, as a result of such Business Combination, owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no person or entity (excluding (A) any entity resulting from such Business Combination or (B) any employee benefit plan (or related trust) of the Company or entity resulting from such Business Combination) beneficially owns, directly or indirectly, fifty (50%) or more of either the then- outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to such Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

Indemnification Agreement

(iv)       the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(c)                “Disinterested Director” shall mean a director of the Company who is not or was not personally a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d)               “Expenses” shall mean all attorney's fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other disbursements or expenses paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses will also include Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any appeal bond or its equivalent.  Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)                “Independent Counsel” shall mean a law firm or lawyer that neither is presently nor in the past five years has been retained to represent:  (i) the Company or Indemnitee in any matter material to any such party or (ii) any other party to the Proceeding (or, as to a threatened matter, reasonably likely to be named) giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.  All Expenses of the Independent Counsel incurred in connection with acting pursuant to this Agreement shall be borne by the Company.

(f)                “Losses” or “Loss” shall mean any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlements, including all interest, assessments and other charges paid or payable in connection with or in respect of any Proceeding.

(g)               “Proceeding” shall mean any pending, threatened or completed claim, demand, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other Proceeding whether civil, criminal, administrative or investigative whether formal or informal and whether made pursuant to federal, state or other law whether made, instituted or conducted by, any third party against the Indemnitee in connection with Company matters or otherwise related to the Company.  For purposes of this definition, the term “threatened” will be deemed to include Indemnitee's good faith belief that a claim or other assertion may lead to a Proceeding; provided, however, that the term “Proceeding” shall not include any action instituted by an Indemnitee against the Company (other than an action to enforce indemnification rights under this Agreement).

Indemnification Agreement

2.                  Service by Indemnitee.  Indemnitee agrees to begin or continue to serve the Company or an Affiliate as a director and/or officer.  Notwithstanding anything contained herein, this Agreement shall not create a contract of employment between the Company and Indemnitee, and the termination of Indemnitee's relationship with the Company or an Affiliate by either party hereto shall not be restricted by this Agreement.

3.                  Indemnification.  The Company shall indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate (collectively referred to as an “Officer or Director of the Company or of an Affiliate”), whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted or required by the Company's Charter Documents or by the laws of the State of Nevada in effect on the date hereof or as such laws may from time to time hereafter be amended or interpreted to increase the scope of such permitted indemnification.  Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter.

4.                  Action or Proceeding Other Than an Action by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any Proceeding, other than an action by or in the right of the Company, by reason of (a) the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate or (b) anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

5.                  Actions by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of (a) the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate or (b) anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing provisions of this Section, no such indemnification shall be made in respect of any claim, issue or matter as to which Nevada law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company; provided, however, that in such event such indemnification shall nevertheless be made by the Company to the extent that the court in which such action or suit was brought shall determine equitable under the circumstances.

Indemnification Agreement

6.                  Indemnification for Losses and Expenses of Party Who is Wholly or Partly Successful.  Notwithstanding any provision of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise absolved in any Proceeding on any claim, issue or matter, Indemnitee shall be indemnified against all Losses or Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company agrees to indemnify Indemnitee, to the maximum extent permitted by the Company's Charter Documents or by law, against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter.  In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.  For purposes of this Section and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

7.                  Payment for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate, a witness in any Proceeding, the Company shall pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

8.                  Mandatory Advancement and Payment of Expenses and Costs.  All Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid promptly by the Company, and in any event in advance of the final disposition of such Proceeding within five (5) business days after the receipt by the Company of a statement or statements from Indemnitee requesting from time to time such advance or advances, whether or not a determination to indemnify has been made under Section 9.  Such statement or statements shall evidence such Expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Agreement.  The right to advances of expenses as granted by this Section 8 shall be enforceable by the director or officer in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within five (5) business days.  Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.  It shall be a defense to any such action seeking an adjudication or award in arbitration pursuant to this Agreement (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Section 8 where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in the laws of Nevada, as the same exists or hereafter may be amended or interpreted (but, in the case of any such amendment, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination

Indemnification Agreement

prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the laws of Nevada, as the same exists or hereafter may be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment permits the Company to provide broader indemnification rights that said law permitted the Company to provide prior to such amendment), nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to any action brought by Indemnitee in respect of the Company's obligation to advance payment for coverage of Expenses or create a presumption that Indemnitee has not met the applicable standard of conduct.

9.                  Procedure for Determination of Entitlement to Indemnification.  (a)  When seeking indemnification under this Agreement (which shall not include in any case the right of Indemnitee to receive indemnification pursuant to Section 6 or payments pursuant to Section 7 and Section 8 hereof, which shall not be subject to this Section 9), Indemnitee shall submit a written request for indemnification to the Company.  If, at the time of the receipt of such request, the Company has directors' and officers' liability insurance in effect under which coverage for such Proceeding or Loss is potentially available, the Company shall give prompt written notice of such Proceeding or Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding or Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. Such request shall include documentation or information which is reasonably necessary for the Company to make a determination of Indemnitee's entitlement to indemnification hereunder and which is reasonably available to Indemnitee.  Determination of Indemnitee's entitlement to indemnification shall be made promptly, but in no event later than 60 days after receipt by the Company of Indemnitee's written request for indemnification.  The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board that Indemnitee has made such request for indemnification.

(b)               The entitlement of Indemnitee to indemnification under this Agreement in respect of any Proceeding shall be determined as follows:

(i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee will cooperate with the person or persons making such determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or

Indemnification Agreement

otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five (5) business days of such request, any and all costs and expenses (including attorneys' and experts' fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such determination.  The person, persons or entity chosen to make the determination will act reasonably and in good faith in making such determination.

(c)                In the event the determination of entitlement is to be made by Independent Counsel, such Independent Counsel shall be selected by the Board and approved by Indemnitee.  Upon failure of the Board and the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the President of the New York County Lawyer’s Association.

(d)               If the determination made pursuant to Section 9(b) is that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 10 hereof.

(e)                If the person or persons empowered pursuant to Section 9(b) hereof to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f)                The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder, except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or create a presumption that (with respect to any criminal action or Proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

(g)               For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking an action Indemnitee relied on the records or books of account of the Company or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Company or an Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or an Affiliate.  The Company shall have the burden of establishing the absence of good faith.  The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

Indemnification Agreement

(h)               The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(i)                 If the determination has been made that the Indemnitee is entitled to Indemnification under this Agreement and if, (and for so long as), the interests of the Company, as determined in good faith by the Board of Directors and confirmed by Independent Counsel, are not in conflict the legal representation of the Indemnitee shall be controlled and undertaken by the Company and the Indemnitee shall be entitled to retain other counsel to participate in such proceedings only at his or her own expense; provided, however that the Company shall be responsible for the legal fees and other costs incurred by the Indemnitee if and to the extent it subsequently is determined that a conflict exists such that counsel for the Company is not able to represent both the Company and the Indemnitee.

10.              Remedies in Cases of Determination Not to Indemnify or to Advance Expenses.

(a)                In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 8 hereof or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 hereof, Indemnitee shall be entitled to seek an adjudication in a court of competent jurisdiction as to Indemnitee's entitlement to such indemnification or advance.

(b)               In the event a determination has been made in accordance with the procedures set forth in Section 9 hereof, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial Proceeding or arbitration referred to in paragraph (a) of this Section 10 shall be de  novo  and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification, and the Company shall bear the burdens of proof specified in paragraphs 6 and 9 hereof in such Proceeding.

(c)                If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial Proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d)               The Company and Indemnitee agree that they shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Company and Indemnitee further agree to stipulate in any such court that the Company and Indemnitee are bound by all of the provisions of this Agreement and are precluded from making any assertion to the contrary.

(e)                To the extent deemed appropriate by the court, interest shall be paid by the Company to Indemnitee at a reasonable interest rate for amounts which the Company indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advance of an Expense) and ending with the date on which such payment is made to Indemnitee by the Company.

Indemnification Agreement

11.              Expenses Incurred by Indemnitee to Enforce this Agreement.  All Expenses incurred by Indemnitee in connection with the preparation and submission of Indemnitee's request for indemnification hereunder shall be borne by the Company.  In the event that Indemnitee is a party to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any Expenses incurred by Indemnitee.  If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, Expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification and for claims, issues or matters for which the Indemnitee is not so entitled.

12.              Liability Insurance and Funding. For the duration of Indemnitee's service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall use commercially reasonable efforts to cause to be maintained in effect policies of directors' and officers' liability insurance.  The Company shall provide Indemnitee with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next: (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum; or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors' and officers' liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

13.              Non-Exclusivity.  The rights of indemnification and to receive advances as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under or by reason of applicable law, any of the Company's Charter Documents, any agreement, any vote of stockholders or any resolution of directors or otherwise.  To the extent Indemnitee would be prejudiced thereby, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Company or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company prior to such amendment, alteration, rescission or replacement. . The Company will not adopt any amendment to any of its Charter Documents the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement.

Indemnification Agreement

14.              Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee's successors).  Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

15.              Duration of Agreement.  This Agreement shall apply to any claim asserted and any Losses and Expenses incurred in connection with any claim asserted on or after the effective date of this Agreement and shall continue until and terminate upon the later of:  (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Sections 3, 4 or 5 of this Agreement; or (b) one year after the final termination of all pending or threatened Proceedings of the kind described herein with respect to Indemnitee.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisee, executors, administrators or other legal representatives.

16.              Severability.  Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

17.              Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

18.              Headings.  Section headings are for convenience only and do not control or affect meaning or interpretation of any terms or provisions of this Agreement.

19.              Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

20.              No Duplicative Payment.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment (net of Expenses incurred in collecting such payment) under this Agreement, any insurance policy, contract, agreement or otherwise.

21.              Notices.  All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in a registered or certified postpaid envelope in any general or branch office of the United States Postal Service, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back is received: If to Indemnitee, to the address of record on file with the Company; and if to the Company to the Company’s registered agent in the state of its incorporation.

Indemnification Agreement

22.              Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of the Company’s jurisdiction of incorporation, without regard to principles of conflicts of law.  Each of the Parties hereto (i) hereby irrevocably submits to such jurisdiction for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Parties hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

23.              Disputes.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in New York, New York pursuant to the rules of an arbitral forum mutually agreed upon by the Parties hereto.  In the event that an arbitral forum is not agreed upon after delivery of notice by the party initiating such arbitration and forty-five days after confirmed receipt of such notice by the other party, then any court having competent jurisdiction over the party shall have full power and authority to appoint an arbitrator in New York, New York, who shall be a solicitor with not less than ten years corporate transactional experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.

24.              Successors and Binding Agreement.

(a)        The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

(b)        This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)        This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 24(a) and (b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution, and, in the event of

Indemnification Agreement

any attempted assignment or transfer contrary to this Section 24(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

25.              Entire Agreement.  Subject to the provisions of Section 12 hereof, this Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties.  A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

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Indemnification Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of this _____ day of _______________, 2011.

CYBER SUPPLY INC.

By:

Name:

Title:

Address:

INDEMNITEE:

Name:

Title:

Address: